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                         COMMON STOCK PURCHASE AGREEMENT

                                     between

                           PAGING PARTNERS CORPORATION

                                       and

                          ALLEN & COMPANY INCORPORATED

                          and certain other purchasers

                                      dated

                                   May 7, 1996







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

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SECTION 1     Authorization and Sale of the Shares; Closing................  1
      1.1     Authorization of the Shares..................................  1
      1.2     Sale of the Shares...........................................  1
      1.3     Closing Date.................................................  1
      1.4     Place of Closing.............................................  1

SECTION 2     Representations and Warranties of the Company................  2
      2.1     Organization and Standing; Certificate of Incorporation
                and By-Laws ...............................................  2
      2.2     Subsidiaries; Joint Ventures, Etc............................  2
      2.3     Capitalization...............................................  2
      2.4     Status of Shares.............................................  3
      2.5     Corporate Power; Authorization...............................  3
      2.6     Enforceability...............................................  3
      2.7     No Conflict..................................................  3
      2.8     Consents.....................................................  4
      2.9     Compliance with Charter, By-Laws and Other Instruments.......  4
      2.10    Compliance with Law..........................................  4
      2.11    Litigation and Bankruptcy....................................  4
      2.12    Real Property................................................  4
      2.13    Leases.......................................................  4
      2.14    Trademarks...................................................  5
      2.15    FCC Licenses.................................................  5
      2.16    Employees....................................................  5
      2.17    ERISA Plans..................................................  6
      2.18    SEC Filings..................................................  6
      2.19    No Undisclosed Liabilities...................................  6
      2.20    Events Subsequent to March 31, 1996..........................  7
      2.21    Condition of Assets..........................................  8
      2.22    Inventory....................................................  8
      2.23    Tax Matters..................................................  8

SECTION 3     Representations and Warranties of the Purchasers.............  9
      3.1     Experience...................................................  9
      3.2     Access to Data...............................................  9
      3.3     Shares Not Registered........................................  9
      3.4     Corporate Power; Authorization...............................  9
      3.5     Enforceability...............................................  9

SECTION 4     Conditions Precedent to Purchasers' Obligation to Close......  9
      4.1     Representations and Warranties Correct....................... 10


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

                                                                          Page
                                                                          ----

      4.2     Performance.................................................. 10
      4.3     Registration Rights Agreement................................ 10
      4.4     Board of Directors' Matters.................................. 10
      4.5     Officers' Certificate(s)..................................... 10
      4.6     Opinion of Company's Counsel................................. 10
      4.7     Proceedings and Documents.................................... 10

SECTION 5     Conditions Precedent to the Company's Obligation to Close.... 11
      5.1     Payment...................................................... 11
      5.2     Representations and Warranties Correct at the Closing........ 11

SECTION 6     Covenants.................................................... 11
      6.1     Directors; Visitation........................................ 11
      6.2     S-3 Registration............................................. 11
      6.3     Press Releases............................................... 11

SECTION 7     Miscellaneous................................................ 11
      7.1     Governing Law................................................ 11
      7.2     Successors and Assigns....................................... 12
      7.3     Entire Agreement; Amendment.................................. 12
      7.4     Notices, Etc................................................. 12
      7.5     Delays or Omissions.......................................... 13
      7.6     Brokers' and Finders' Fees................................... 13
      7.7     Titles and Subtitles......................................... 13
      7.8     Counterparts................................................. 13



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

                             SCHEDULES AND EXHIBITS


Schedule 2.3    -   Options
Schedule 2.9    -   Violations of Material Agreements
Schedule 2.11   -   Litigation
Schedule 2.13   -   Leases
Schedule 2.14   -   Trademarks
Schedule 2.15   -   FCC Licenses
Schedule 2.16   -   Employees

Exhibit 4.3     -   Form of Registration Rights Agreement

                         COMMON STOCK PURCHASE AGREEMENT


     AGREEMENT, dated this 7th day of May, 1996, by and between PAGING PARTNERS CORPORATION, a Delaware corporation (the "Company"), and ALLEN & COMPANY INCORPORATED, a New York corporation ("Allen"), and the other parties which are listed on the signature page hereto (with Allen, collectively, the "Purchasers").

                                R E C I T A L S:

     The Company desires to issue and sell, and the Purchasers desire to purchase, certain securities of the Company; and the Company and the Purchasers desire to enter into certain other agreements in connection therewith.

     NOW, THEREFORE, in consideration of the premises hereof and the mutual covenants and conditions herein contained, the parties hereto agree as follows:


                                    SECTION 1

                  Authorization and Sale of the Shares; Closing

     1.1 Authorization of the Shares. The Company has on or before the date hereof authorized the sale and issuance to Purchasers of 857,143 shares (each a "Share" and, collectively, the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), for a purchase price per Share of $1.75 and an aggregate purchase price of $1,500,000.25 (the "Aggregate Purchase Price").

     1.2 Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company at the Closing (as hereinafter defined), the Shares in consideration of the Aggregate Purchase Price.

     1.3 Closing Date. The closing of the purchase and sale of the Shares hereunder and the consummation of the transactions contemplated hereby (the "Closing") shall be held on May 10, 1996 (the "Closing Date") or at such other time mutually acceptable to the parties but in no event no later than May 20, 1996. At the Closing, the Company shall deliver to the Purchasers a certificate or certificates in such denominations and registered in such name or names as requested by the Purchasers representing the Shares against payment to the Company by a bank check or wire transfer (or combination thereof) of the Aggregate Purchase Price.

     1.4 Place of Closing. The Closing shall take place at the offices of Phillips Nizer Benjamin Krim & Ballon LLP, 666 Fifth Avenue, New York, New York 10103, or at a place as shall be mutually agreed upon by the parties hereto.

                                    SECTION 2

                  Representations and Warranties of the Company

        The Company represents and warrants to the Purchasers as follows:

     2.1 Organization and Standing; Certificate of Incorporation and By-Laws. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would have no material adverse impact upon the business, operations or prospects of the Company. The Company has the requisite corporate power to own the properties owned by it and to conduct business as now being conducted by it and as proposed to be conducted by it. The Company has furnished counsel to the Purchasers with true, correct and complete copies of its Certificate of Incorporation, as amended to date (as amended, the "Charter"), and By-Laws, as amended to date (as amended, the "By-Laws") and no actions have been taken to amend, modify or repeal the forms of the Charter and By-Laws delivered to counsel to Purchasers.

     2.2 Subsidiaries; Joint Ventures, Etc. The Company has no subsidiaries and does not control, directly or indirectly, or have an interest in, any corporation, association, partnership, joint venture or other business entity.

     2.3 Capitalization.

     (a) The Company's authorized capital stock consists of 21,000,000 shares, of which:

          (i) 20,000,000 shares are Common Stock, of which (A) 4,800,000 shares are duly issued and are outstanding, fully-paid and non-assessable and, (B) 2,373,500 shares were set aside for issuance upon exercise of the warrants, options and rights noted on Schedule 2.3 hereto; and

          (ii) 1,000,000 shares are Preferred Stock, par value $.01 per share, none of which are issued and outstanding.

     (b) Except as set forth herein and on Schedule 2.3 hereto, there are, and immediately after the Closing there will be, no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding on the Company for the purchase or acquisition of any shares of its capital stock. Except as set forth herein and on Schedule 2.3, there are, and immediately after the Closing there will be, no agreements, restrictions or encumbrances (including, without limitation, rights of first refusal, rights of first offer, proxies or voting agreements) with respect to any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities), except as contemplated in this Agreement.


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


     (c) All shares of capital stock and other securities issued prior to the Closing have been issued in transactions in compliance with the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities or "blue sky" laws. The Company has not violated, and is not in violation of, the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities.

     2.4 Status of Shares. The Shares, when sold and issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any mortgage, pledge, lien, security interest, encumbrance or charge of any kind whatsoever (each, a "Lien" and collectively, "Liens").

     2.5 Corporate Power; Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement (defined in Section 4.3 below), to sell, issue and deliver the Shares, and to carry out and perform its obligations under this Agreement and the Registration Rights Agreement. On or prior to the Closing, the Company's directors and stockholders shall have taken all action necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the authorization, sale, issuance and delivery of the Shares.

     2.6 Enforceability. Each of this Agreement and the Registration Rights Agreement is the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and to general equitable principles.

     2.7 No Conflict. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and its compliance herewith and therewith, and the sale, issuance and delivery of the Shares do not result in any violation of, and do not conflict with, or result in a breach of any of the terms of, or constitute a default under, the Charter or By-Laws. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and its compliance herewith and therewith, and the sale, issuance and delivery of the Shares do not result in any violation of and do not conflict with, or result in a breach of any of the terms of, or constitute a default under, any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound or the provision of any state or Federal law to which the Company is subject, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to any such term, or result in the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company's operations or any of its assets or properties.

     2.8 Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority, including, without limitation, the Secretary of State of Delaware, is required in connection with the Company's valid execution, delivery or perfor-mance of this Agreement and the Registration Rights Agreement, the offer, sale or issuance of the Shares by the Company, or the consummation of any other transaction contemplated on the part of the Company hereby or thereby, except for such filings as have been made on or prior to the Closing.

     2.9 Compliance with Charter, By-Laws and Other Instruments. The Company is not in violation of any term of its Charter or By-Laws. The Company is not in violation of any term of any mortgage, indenture, contract, agreement or instrument to which it is a party or by which the Company is bound or to which the Company's properties or assets are subject which would have a change in or effect on, which is, or is reasonably likely to be, materially adverse to the financial condition, operations, assets, liabilities or business of the Company.

     2.10 Compliance with Law. The Company is in compliance in all material respects with all judgments, decrees, orders, rules and regulations or other restriction to which the Company is a party or by which it is bound and the provisions of state and Federal laws to which the Company is subject.

     2.11 Litigation and Bankruptcy.

     (a) Except as set forth on Schedule 2.11, there are no actions, suits, proceedings, investigations or claims pending or, to the Company's knowledge, threatened against or involving the Company.

     (b) The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property or assets, or had a petition in bankruptcy filed against it, been adjudicated bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other similar law or statute of the United States of America or any other jurisdiction.

     2.12 Real Property. The Company does not hold title to or otherwise own any real property.

     2.13 Leases. Schedule 2.13 attached hereto contains a true, correct and complete list (including the amounts of rent called for and a description of the leased property) of all leases under which the Company is a lessee or sublessee of real property except for "site leases" or similar arrangements with respect to the Company's transmitters. The Company holds valid leasehold or licensed interests in the properties which it leases or which are licensed to it, and enjoys peaceful and undisturbed possession under all such leases. All such leases are valid and enforceable in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and to general equitable principles), are in full force and effect, without any default by the Company or, to the Company's knowledge, by any landlord under any such lease, or any condition, event or act which, with the giving of notice or lapse of time, or both, would constitute such a default.

     2.14 Trademarks.

     (a) Schedule 2.14 attached hereto sets forth a true, complete and accurate list of all trademarks and trademark applications (collectively, "Trademarks") now owned, licensed or controlled by the Company, and attached to Schedule 2.14 are true and correct copies of all Trademarks registered by the Company with the United States Patent and Trademark Office. No Trademarks have been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the registered Trademarks. To the Company's knowledge, each of the issued Trademarks is valid and enforceable. The Company is the sole and exclusive owner of the entire right and title to and interest in each of the trademark registrations, free and clear of any Liens. The Company has not received any communication(s), or otherwise received any information, asserting a claim by any person to the ownership of or right to use said Trademarks, or alleging that the Company has violated, or by conducting its business as proposed to be conducted would violate, any of the rights of any other person or entity, and the Company does not know of any basis for any such claim.

     (b) The Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Trademarks being used by the Company with respect to its use thereof or in connection with the conduct of its business or otherwise. The Company is not a party to any agreement concerning the Trademarks used or to be used by the Company in its business as conducted or as proposed to be conducted.

     2.15 FCC Licenses. Schedule 2.15 attached hereto sets forth a true, complete and correct list prepared as of April 26, 1996, of the licenses, and all amendments thereto, issued to the Company by the United States Federal Communications Commission (collectively, "FCC Licenses"). All FCC Licenses are in full force and effect, without any default by the Company nor, to the knowledge of the Company, has there occurred event or act which, with the giving of notice or lapse of time, or both, would constitute such a default. The FCC Licenses listed on Schedule 2.15 constitute all of FCC Licenses that are required or necessary for the Company to conduct its business as presently conducted.

     2.16 Employees. Schedule 2.16 attached hereto contains a true, complete and correct list of the Company's employees as of the date hereof and the respective offices and titles thereof. The Company has complied in all material respects with all applicable laws, rules and regulations of governmental agencies or authorities relating to the employment of labor in connection with the operation of its business, including, without limitation, ERISA and the regulations and published interpretations thereunder, the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, related to employees and former employees ("COBRA"), and those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of taxes, including income and social security taxes. The Company has not agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of its employees. The Company has not experienced any strikes, work stoppages, significant grievance proceedings or filings of claims of unfair labor practices.

     2.17 ERISA Plans. The Company does not maintain any pension, profit sharing, retirement, fringe benefit, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance or any other type of employee benefit plan, program or arrangement within the meaning of Section 3.3 of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), including without limitation any defined benefit plan ("Defined Benefit Plan") within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code or any defined contribution plan ("Defined Contribution Plan") within the meaning of Section 3(34) of ERISA or Section 414(i) of the Code or any multi-employer plan ("Multi-employer Plan") within the meaning of Section 3(37) and 4001(a)(3) of ERISA (hereinafter each individually referred to as a "Plan" and collectively referred to as the "Plans") on behalf of any current or former officers or employees of the Company or their beneficiaries (whether on an active or frozen basis).

     2.18 SEC Filings.

     (a) The Company has delivered to the Purchasers its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, (the "Company's Exchange Act Filing"). The Company's Exchange Act Filing, as of its filing date, contained no untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) Since December 31, 1995, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of the Company, except that the Company has continued to incur losses and utilize its cash and cash equivalents as reflected in its Exchange Act Filings.

     2.19 No Undisclosed Liabilities. Except as set forth in the notes to the financial statements included in the Company's Exchange Act Filing, the liabilities on the Company's December 31, 1995 balance sheet (the "Company's Balance Sheet") consist solely of accrued obligations and liabilities incurred by the Company in the ordinary course of business to persons or entities which are not affiliates of the Company. Except as set forth on Schedule 2.19, the Company has no liabilities other than (i) liabilities disclosed in the Company's Balance Sheet and (ii) liabilities which have arisen after December 31, 1995 in the ordinary course of business consistent with past practice. There are no asserted claims for indemnification by any person or entity against the Company under any law or agreement or pursuant to the Charter or By-


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

laws, and the Company is not aware of any facts or circumstances that might reasonably give rise to the assertion of such a claim against the Company.

     2.20  Events  Subsequent  to  December  31,  1995.  Except  as set forth on
Schedule 2.20, since December 31, 1995, the Company has not:

     (a) issued any stock, bond or other corporate security (including without limitation securities convertible into or rights to acquire capital stock of the Company) other than as provided herein or described in the Company's Exchange Act Filings;

     (b) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred, liabilities under contracts entered into, borrowings under its credit facilities, liabilities for customer advances and liabilities in respect of letters of credit, all of which are in the ordinary course of business;

     (c) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Company's Balance Sheet, current liabilities incurred since the date of the Company's Balance Sheet in the ordinary course of business and as described in or contemplated by the Company's Exchange Act Filings;

     (d) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities;

     (e) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than Liens of current real property taxes not yet due and payable;

     (f) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim;

     (g) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset other than in the ordinary course of business;

     (h) suffered any material loss of property or waived any right of substantial value whether or not in the ordinary course of business;

     (i) suffered any material adverse change in its relations with, or any loss or threatened loss of, any of its suppliers or customers;

     (j) made any change in the employment arrangements or benefits for its executive officers from that disclosed in the Company's Exchange Act Filings;


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

     (k) made any material change in the manner of its business or operations;

     (l) made any material change in any method of accounting or accounting practice, except for any such change required by reason of a concurrent change in generally accepted accounting principles or disclosed in the Company's Exchange Act Filings;

     (m) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby, except for a Termination Agreement and related agreements entered into with Harris Bookfor; or

     (n) entered into any commitment (contingent or otherwise) to do any of the foregoing except as contemplated hereby.

     2.21  Condition  of  Assets.  The  physical  assets and  properties  of the
Company, including its machinery and equipment, are in sound operating condition, ordinary wear and tear excepted. Such assets and properties of the Company have been given regular maintenance in the ordinary course of business.

     2.22 Inventory. The inventories shown on the Balance Sheet and any inventory acquired by the Company during the period from January 1, 1996 up to but not including the Closing Date, consist of items of a quality and quantity useable or saleable in the ordinary course of business of the Company. All items included in the inventories are the property of the Company, except for sales made in the ordinary course of business since the dates indicated, and for each of these sales either the purchaser has made full payment or the purchaser's liability to make payment is reflected in the books of the Company.

     2.23 Tax Matters. The Company has timely filed all federal, state and local tax returns, estimates and reports with respect to the business of the Company believed by it to be required to be filed by it as of the date hereof and has paid in full all taxes shown to be due by such returns, estimates or reports. The Company knows of no audit, assessment, notice of deficiency, claim or demand for taxes or proposed deficiency against the Company for any federal, state or local taxes. The Company has not consented to a waiver or extension of the statute of limitations for assessments of any tax liability for any year with any department of any federal, state, local or foreign government responsible for the administration of tax laws.


                                    SECTION 3

                Representations and Warranties of the Purchasers

    Each of the Purchasers represents and warrants to the Company as follows:


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

     3.1 Experience. He or it has such knowledge and experience in finance and business matters that he or it is capable of evaluating the merits and risks of an investment in the Shares and of making an informed decision with respect thereto.

     3.2 Access to Data. He or it has had full opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the full opportunity to review the Company's books, records and facilities.

     3.3 Shares Not Registered. He or it acknowledges that the Shares have not been registered under the Act, it being understood and agreed that the Company has certain obligations to register the Shares as more fully set forth in
Section 6.2 hereto. He or it acknowledges that the Shares must be held indefinitely unless they are registered under the Securities Act or an exemption from such registration is available and that the certificates representing the Shares shall have endorsed thereon legends to the effect that the Shares have not been registered under the Act, and such other legends required to be placed thereon by applicable state laws.

     3.4 Corporate Power; Authorization. Such of the Purchasers which are partnerships or corporations have all requisite partnership or corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement. The directors and stockholders of those Purchasers which are corporations and the shareholders of those Purchasers which are partnerships have taken all action necessary for the authorization, execution, delivery and performance by it of this Agreement and the Registration Rights Agreement.

     3.5 Enforceability. Each of this Agreement and the Registration Rights Agreement is the valid and binding obligation of the Purchasers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and to general equitable principles.


                                    SECTION 4

             Conditions Precedent to Purchasers' Obligation to Close

     The obligation of the Purchasers to purchase the Shares at the Closing is subject to the fulfillment to the Purchasers' reasonable satisfaction on or prior to the Closing Date of each of the following conditions:

     4.1  Representations  and  Warranties  Correct.   The  representations  and
warranties made by the Company in Section 2 hereof, shall be true and correct in all respects on the Closing Date.

     4.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the each such Closing Date shall have been performed or complied with in all respects.

     4.3 Registration Rights Agreement. The Company shall have executed and delivered the registration rights agreement substantially in the form of Exhibit
4.3 attached hereto (the "Registration Rights Agreement").

     4.4 Board of Directors' Matters. Subject to Section 6.1 hereof, the number of the directors on the Company's Board of Directors shall have been increased from five (5) to seven (7) and, upon Closing, Allen's two (2) nominees shall be appointed directors on the Company's Board of Directors.

     4.5 Officers' Certificate(s).

     (a) The Company shall have delivered to the Purchasers a certificate of the chief executive or chief operating officer of the Company dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, certifying to the fulfillment of the conditions specified in this Section 4.

     (b) The Company shall have delivered to the Purchasers a certificate of the Secretary of the Company dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, certifying as to the Charter, By-laws and incumbency.

     4.6 Opinion of Company's Counsel. The Purchasers shall have received from Phillips Nizer Benjamin Krim & Ballon LLP, counsel to the Company, an opinion addressed to the Purchasers, dated the Closing Date to the effect that the Company is duly organized and validly existing; that all corporate action necessary or appropriate in connection with the transaction contemplated hereby has been taken and that the Shares, when paid for as contemplated hereby, shall have been duly authorized, validly issued and are non-assessable.

     4.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers.


                                    SECTION 5

            Conditions Precedent to the Company's Obligation to Close

     The obligation of the Company to sell the Shares at the Closing is subject to the fulfillment to the Company's reasonable satisfaction on or prior to the Closing Date of each of the following conditions:

     5.1 Payment. The Purchasers shall have paid in full the Aggregate Purchase Price.

     5.2   Representations   and   Warranties   Correct  at  the  Closing.   The
representations and warranties made by the Purchasers in Section 3 hereof shall be true and correct in all respects on the Closing Date.


                                    SECTION 6

                                    Covenants

     6.1 Directors; Visitation. So long as the Purchasers in the aggregate, hold at least 50% of the Shares purchased hereunder, upon request of Allen, the Company shall use diligent efforts to cause two (2) individuals designated by Allen, and reasonably acceptable to the Company, to be elected to the Company's Board of Directors. In the event that Allen elects, during such time as the Purchasers hold at least 50% of the Shares purchased hereunder, not to appoint designees to the Board of Directors, then the Company shall give notice to and permit a representative of Allen to attend and observe, but not vote at, each meeting of the Board of Directors and provide such representative with copies of the materials provided to the members of the Board of Directors for such meeting.

     6.2 S-3 Registration. Promptly following the Closing, the Company shall use its best efforts to register the Shares on Form S-3 or such other form as may be deemed appropriate by the Company, pursuant to the Registration Rights Agreement.

     6.3 Press Releases. Prior to any press release or other public disclosure relating to the sale and purchase of the Shares hereunder, the Company and Allen shall confer and reach an agreement upon the contents of any such disclosure.


                                    SECTION 7

                                  Miscellaneous

     7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

     7.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     7.3 Entire Agreement; Amendment. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Purchasers.

     7.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, return receipt requested, or delivered either by hand, by messenger or by nationally recognized overnight courier, addressed:

     (a) if to the Purchasers, to the following address, or at such other address as the Purchasers shall have furnished to the Company in writing:

                  c/o Allen & Company Incorporated
                  711 Fifth Avenue
                  New York, New York 10022
                  Attn: James W. Quinn

with a copy to:

                  Werbel McMillin & Carnelutti
                  711 Fifth Avenue
                  New York, New York 10022
                  Attn: Guy N. Molinari, Esq.

and

     (b) if to the Company, to the following address, or at such other address as the Company shall have furnished to the Purchasers in writing,

                  Paging Partners Corporation
                  Freehold Office Plaza
                  4249 Route 9 North
                  Building 2
                  Freehold, New Jersey 07728
                  Fax: (908) 409-7366

with a copy to:

                  Phillips Nizer Benjamin Krim & Ballon LLP
                  666 Fifth Avenue
                  New York, New York 10103
                  Attention: Monte Engler, Esq. or
                             Vincent J. McGill, Esq.
                  Fax: (212) 262-5152

     7.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     7.6 Brokers' and Finders' Fees. Each party hereto (i) represents and warrants that, except for Bentley Securities, which was hired by and will be compensated by the Company, it has not retained a finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the other party harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker or other person or firm incurred in connection with the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) arising from any act by it or any of its employees or representatives.

     7.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date above written.

                                    PAGING PARTNERS CORPORATION


                                    By: /s/ Richard Giacchi
                                        -------------------------
                                    Title: President


                                    PURCHASERS:

                                    Allen & Company Incorporated


                                    By: /s/ Eugene Protash
                                        -------------------------
                                    Title: Asst VP
                                    No. of Shares 443,571

                                    /s/ Glenn Okun
                                    -----------------------------
                                    Name: Glenn Okun
                                    No. of Shares 114,286

                                    /s/ Terry Allen Kramer
                                    -----------------------------
                                    Name: Terry Allen Kramer
                                    No. of Shares 61,324

                                    /s/ Bruce Allen
                                    -----------------------------
                                    Name: Bruce Allen
                                    No. of Shares 57,143

                                    /s/ Susan Allen
                                    -----------------------------
                                    Name: Susan Allen
                                    No. of Shares 61,324

                                    /s/ Paul Gould
                                    -----------------------------
                                    Name: Paul Gould
                                    No. of Shares 17,282

                                    /s/ John Schneider
                                    -----------------------------
                                    Name: John Schneider
                                    No. of Shares 20,305

                                    /s/ Harold Wit
                                    -----------------------------
                                    Name: Harold Wit
                                    No. of Shares 15,331

                                    /s/ Philip Scaturro
                                    -----------------------------
                                    Name: Philip Scaturro
                                    No. of Shares 15,331

                                    /s/ Nancy Peretsman
                                    -----------------------------
                                    Name: Nancy Peretsman
                                    No. of Shares 15,331

                                    /s/ Robert Mackie
                                    -----------------------------
                                    Name: Robert Mackie
                                    No. of Shares 20,305

                                    /s/ Mary Cullen
                                    -----------------------------
                                    Name: Mary Cullen
                                    No. of Shares 4,181

                                    /s/ Brian J. Murphy
                                    -----------------------------
                                    Name: Brian Murphy
                                    No. of Shares 11,429








                   (Page 15 of Common Stock Purchase Agreement
                               dated May 7, 1996)